We have issued our report dated September 17, 1998, accompanying the consolidated financial statements of Royal Financial Corporation for the eight months ended August 31, 1998, included in the registration statement of Royal Financial Corporation on Form 10SB, as amended on March 16, 1999. We hereby consent to the incorporation by reference of said report in this registration statement of Royal Financial Corporation on Form S-8, to be filed with the Securities and Exchange Commission on or about April 6, 1999.


/s/ Grant Thorton LLP
GRANT THORTON LLP

Dallas, Texas
April 6, 1999